Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or director of Diebold, Incorporated, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Warren W. Dettinger, Leslie A. Pierce, and Chad F. Hesse with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (1) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) under the Securities Act of 1933 concerning the Registrant’s Common Shares, par value $1.25 per share, to be offered in connection with the Diebold, Incorporated 1991 Equity and Performance Incentive Plan (As Amended and Restated as of April 13, 2009) (the “Plan”), (2) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 5th day of August, 2009

Signature	Title
/s/ Thomas W. Swidarski	President, Chief Executive Officer and Director

Thomas W. Swidarski	(Principal Executive Officer)

/s/ Leslie A. Pierce	Vice President, Interim Chief Financial Officer and Controller
Leslie A. Pierce	(Principal Financial and Accounting Officer)

/s/ John N. Lauer	Director

John N. Lauer

/s/ Phillip R. Cox	Director

Phillip R. Cox

/s/ Richard R. Crandall	Director

Richard R. Crandall

/s/ Gale S. Fitzgerald	Director

Gale S. Fitzgerald

/s/ Phillip B. Lassiter	Director

Phillip B. Lassiter

/s/ Eric J. Roorda	Director

Eric J. Roorda

/s/ Henry D. G. Wallace	Director

Henry D. G. Wallace

/s/ Alan J. Weber	Director

Alan J. Weber